Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to Tender Shares of Common Stock of

Onvia, Inc.

at

$9.00 Net Per Share

to

Project Olympus Merger Sub, Inc.,

a wholly owned subsidiary of

Project Diamond Intermediate Holdings Corporation,

the parent company of

Deltek, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 16, 2017, UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates representing tendered Shares (as defined below) are not immediately available, the certificates representing tendered Shares and all other required documents cannot be delivered to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)), or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mailed to the Depositary. See Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via USPS:	If delivering by hand, UPS or FedEx:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0693	Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE CONTAINED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Project Olympus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Project Diamond Intermediate Holdings Corporation, a Delaware corporation and the parent company of Deltek, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer”), the number of shares of common stock, $0.0001 par value per share (the “Shares”), of Onvia, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Numbers (if available)

Address(es)

Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Zip Code

(Area Code) Telephone No.	Account Number

X	Dated:	, 2017

X	Dated:	, 2017

Signatures(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program, or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates representing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a Letter of Transmittal, properly completed and duly executed in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two NASDAQ Capital Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2017

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.